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                                                                  EXHIBIT (d)(9)



                    AUTHORIZATION OF PHILIPPE DURAND TO SIGN
                    ON BEHALF OF MOUNTAIN ACQUISITION CORP.
                           MOUNTAIN ACQUISITION CORP.
                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                  IN LIEU OF MEETING OF THE BOARD OF DIRECTORS



    The undersigned, being the sole member of the Board of Directors (the "Board of Directors"), of Mountain Acquisition Corp. (the "Corporation"), acting pursuant to Section 141 of the General Corporation Law of the State of Delaware, does hereby consent to the adoption of the following recitals and resolutions and the actions set forth herein as of the date and year set forth below, and further directs that this consent be filed with the minutes of the proceedings of the meetings of the Board of Directors of the Corporation:



    APPROVAL OF THE AGREEMENTS.



    WHEREAS, there has been presented to the Board of Directors of the Corporation for its consideration the Agreement and Plan of Merger, the Support Agreement, the Employment Agreement, and the Stockholders Agreement to be entered into by the Corporation, the shareholders, Mikasa, Inc. and J.G. Durand Industries (collectively the "Agreements").



    NOW THEREFORE, BE IT:



    RESOLVED, that the form, terms and provisions of the Agreements be and hereby are authorized, adopted and approved, in such form and containing such terms and conditions, with such changes, additions, deletions, amendments or modifications, as the authorized officer or officers executing the same deem necessary, proper or advisable;



    RESOLVED, that Mr. Philippe Durand be and hereby is authorized and directed to take such action and execute and deliver on behalf of the Corporation such documents and/or instruments as may be necessary to accomplish the foregoing resolutions;



    RESOLVED, that the Board of Directors and authorized officers of the Corporation be, and they hereby are, authorized and directed to take such action and execute and deliver on behalf of the Corporation such documents and/or instruments as may be necessary to accomplish the foregoing resolutions;



    RESOLVED, that the authorized officers of this Corporation and Mr. Philippe Durand be, and each of them acting alone, hereby is, authorized, empowered and directed to execute, deliver and cause the performance of, in the name and on behalf of the Corporation, the Agreements with such changes therein, deletions therefrom or additions thereto as the officer executing the same shall approve, the execution and delivery thereof to be conclusive evidence of the approval and ratification thereof by such authorized officer and by the Board of Directors;



    RESOLVED, that the authorized officers of this Corporation and Mr. Philippe Durand be, and each of them acting alone, hereby is, authorized, empowered and directed to take, from time to time in the name and on behalf of the Corporation, such actions and execute and deliver such certificates, instruments, notices and documents, including amendments thereto, as may be required from time to time or as such officer may deem necessary, advisable or proper in order to carry out and perform the obligations of the Agreements or any other instrument or documents executed pursuant to or in connection with the Agreements; all such certificates, instruments, notices and documents to be executed and delivered in such form as the officer executing the same shall approve, the execution and delivery thereof by such officer to be conclusive evidence of the approval and ratification thereof by such authorized officer and by the Board of Directors of the Corporation; and

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    RESOLVED, that all actions taken by the officers of the Corporation or
Mr. Philippe Durand prior to the date of this unanimous written consent which are within the authority conferred hereby are ratified and approved.



    The action taken by the execution of this Unanimous Written Consent shall have the same force and effect as if taken at a meeting of the Board of Directors of the Corporation duly called and constituted according to the laws of the State of Delaware.



    IN WITNESS WHEREOF, the undersigned has executed this Consent as of this 7th day of September, 2000.



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
                                                       By:  /s/ MATTEO PETRILLO
                                                            -----------------------------------------
                                                            Name: Matteo Petrillo
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